Exhibit 99.1

Astra Fireside Chat with IPO Edge

June 23, 2021, 8:00 A.M.

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John Jannarone - Editor-in-Chief, IPO Edge: Good Good morning, thank you for joining i’m john john around the editor in Chief of ipo edge, we have two special guests today.

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John Jannarone - Editor-in-Chief, IPO Edge: The founder chairman and CEO of astra along with the CFO, both of whom have very, very impressive backgrounds.

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John Jannarone - Editor-in-Chief, IPO Edge: and have an impressive business if they are merging of course go public with alyssa it is back that’s NASDAQ ticker AOL so before I bring those guests on that a few things to take care of.

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John Jannarone - Editor-in-Chief, IPO Edge: First of all, if anyone would like to ask questions, which is a great part of this platform, we strongly.

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John Jannarone - Editor-in-Chief, IPO Edge: encourage you, that the easiest way is to submit them right there through the zoom portal on your screen will check those out and in the second half of the hour we’ll get to those so don’t think we’ve forgotten them, we will get to them later on.

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John Jannarone - Editor-in-Chief, IPO Edge: Additionally, if you can’t make the whole thing, where you want to watch it again go to ipo hyphen edge calm later today and you’ll see a replay you can also find it on Bloomberg terminals or on Yahoo finance under the html ticker.

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John Jannarone - Editor-in-Chief, IPO Edge: And before we get into the main event one thing i’d like to point out here and introduce our panelists.

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John Jannarone - Editor-in-Chief, IPO Edge: Is that it’s important to vote, so a lot of individual investors out there.

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John Jannarone - Editor-in-Chief, IPO Edge: might believe that they only have a few shares and therefore their votes aren’t important, but they are an aggregate because it’s a lot of retail interest in this business, so if you’ve got any questions about that.

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John Jannarone - Editor-in-Chief, IPO Edge: Contact your broker or go to holy city dot Inc and they’re easy instructions there on how to go about it so before we bring in the guests today.

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John Jannarone - Editor-in-Chief, IPO Edge: Jerry my co editor here is going to put up a video giving a little a little preview of what this technology looks like it’s pretty impressive So here we go.

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John Jannarone - Editor-in-Chief, IPO Edge: It looks like we don’t want any volume here so let’s improvise Chris i’m going to have you tell us what we’re what we’re looking at here.

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John Jannarone - Editor-in-Chief, IPO Edge: Everyone he this is Chris camp, who I was gonna introduce a few minutes but let’s have him start now so Chris welcome to the program tell us what we’re looking at here.

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Kelyn Brannon & Chris C. Kemp

: Well you’re just seeing the upper stage of our launch system deployed about 380 kilometers and.

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Kelyn Brannon & Chris C. Kemp

: I think everybody knows the what you’re looking at behind it, this this was in December of last year and we’re in the process of getting our first commercial payload ready for launch this summer and aster is now one of three companies that have demonstrated this capability.

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John Jannarone - Editor-in-Chief, IPO Edge: hey i’m Chris against us, we can’t hear anything, one thing that I that struck me about this is that there are a handful of private space companies out there, but you were able to get launch much quicker than the others now right Chris.

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Kelyn Brannon & Chris C. Kemp

: that’s right yeah I think if you look back at the last 30 years spacex was the first company to demonstrate this capability.

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Kelyn Brannon & Chris C. Kemp

: About 10 years ago and astra and a couple of other companies have been racing to join spacex as as a commercial company that can reach space to deliver payloads.

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Kelyn Brannon & Chris C. Kemp

: And this gives us an opportunity to really focus on on an aspect of this market that I think spacex isn’t focused on which is the earth.

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Kelyn Brannon & Chris C. Kemp

: and building a platform and earth for a whole new generation of entrepreneurs and and hundreds of companies that have formed over the past few years, that are.

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Kelyn Brannon & Chris C. Kemp

: Building small satellites and we’ll get to that here, in a few minutes but we’re one of only a couple of companies on earth that has demonstrated a system capable of what you just saw.

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John Jannarone - Editor-in-Chief, IPO Edge: All right, terrific that was that was great Chris I now Chris let’s do this quick presentation to give everyone an overview of the company, before I get into the QA with you and Kelly, if you can.

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Great.

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Kelyn Brannon & Chris C. Kemp

: yeah so recovery, the company we’ve we’ve been focused over the past couple of years on building a platform that is unique in that.

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Kelyn Brannon & Chris C. Kemp

: it’s it’s focused on the small satellites and on this new market of opportunities around the sensors the communication systems that are providing earth with a whole new level of intelligence and connectivity and I think that’s a unique it’s a unique opportunity.

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John Jannarone - Editor-in-Chief, IPO Edge: Great Chris I am let’s Jared is going to show the slide deck here you go, so that it just here we go, so of course this is Chris there’s some my disclaimer please everyone absorb that and then here we go Chris.

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Kelyn Brannon & Chris C. Kemp

: Fantastic yep, so I think is you dig into what’s happening today in space, we have the emergence of a trillion dollar economic.

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Kelyn Brannon & Chris C. Kemp

: opportunity in a new marketplace hundreds of billions of dollars of new satellites are being developed and launched over the next few years.

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Kelyn Brannon & Chris C. Kemp

: The government with with the space force, for example, is spending 10s of billions of dollars in this market and there’s hundreds of new companies that are forming and I think this could be this could be, perhaps the most exciting new opportunity.

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Kelyn Brannon & Chris C. Kemp

: In in our economy in in this in a generation.

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Kelyn Brannon & Chris C. Kemp

: One of the reasons why this is so unique is we’re seeing the confluence of a number of technologies all come together, I like to.

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Kelyn Brannon & Chris C. Kemp

: liken it to the mainframe era of space taking a giant leap to mobile and cloud aerospace the satellite on the right is is what since the 1960s we’ve been putting up in space and.

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Kelyn Brannon & Chris C. Kemp

: On the bottom there you see kind of a rendering of just how far away, that is from earth of if you’re 10s of thousands of miles away from Earth.

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Kelyn Brannon & Chris C. Kemp

: You need a really big lens and you need technology that’s designed to operate in space.

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Kelyn Brannon & Chris C. Kemp

: Whereas if you go on the left, you see a little planet dub satellite it’s almost it’s almost so hard to see where to draw a little circle around it, but.

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Kelyn Brannon & Chris C. Kemp

: This new generation is spacecraft it’s based on mobile phone technology and it works in space that allows us to take the same technology that we’ve seen.

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Kelyn Brannon & Chris C. Kemp

: really change change our lives here on earth we can have with that in space, and this is creating a whole new economy and space and it’s a it’s a really disruptive thing so by the numbers.

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Kelyn Brannon & Chris C. Kemp

: You know we’re seeing satellites that now costs, maybe $100,000 versus almost a billion dollars we’re seeing not just a few of these launched every year, but a few thousand launched every year.

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Kelyn Brannon & Chris C. Kemp

: we’re seeing the satellites really just you know your orders of magnitude, you know, and these are these are not just incrementally different numbers and the capabilities of these new satellites when you look at capabilities like what planet.

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Kelyn Brannon & Chris C. Kemp

: coverage, you know to everyone on earth that we’ve spaces, a unique place where you can connect everything and everyone.

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Kelyn Brannon & Chris C. Kemp

: So you know it astra we’re looking at a number of different multibillion dollar markets there’s the global broadband opportunity out there, a number of big companies, including Amazon.

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Kelyn Brannon & Chris C. Kemp

: are getting ready to provide new capabilities in this area there’s a number of companies that are connecting all the little devices that we have.

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Kelyn Brannon & Chris C. Kemp

: Whether your it’s your car Earth observation.

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Kelyn Brannon & Chris C. Kemp

: Is a huge opportunity.

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Kelyn Brannon & Chris C. Kemp

: You know I wish that were rocket launch beside us but it’s a train.

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Kelyn Brannon & Chris C. Kemp

: We have.

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Kelyn Brannon & Chris C. Kemp

: National Security applications, the dia de is is investing really heavily in a whole new set of highly resilient capabilities in low earth orbit and then just the services that we take for granted, every day, like weather and GPS their companies disrupting these these huge markets.

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Kelyn Brannon & Chris C. Kemp

: So astro today has over 150 million dollars of contracted revenue and backlog so 50 launches are waiting.

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Kelyn Brannon & Chris C. Kemp

: And we’re scaling and working to start launching and launching launching these these existing and over a billion dollars of new pipeline and.

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Kelyn Brannon & Chris C. Kemp

: These are, these are broadband maritime iot Earth observation various do D application so this pipeline is growing and our our customer base is growing as well.

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Kelyn Brannon & Chris C. Kemp

: yeah this This just shows you how how fast we’re accelerating from being back in San Francisco in a garage with my co founder at the end of 2016.

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Kelyn Brannon & Chris C. Kemp

: To launching and launching and launching the video that you just saw that was that was live from space and December of last year.

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Kelyn Brannon & Chris C. Kemp

: This summer, will be doing that, again, and this year again and again and again, so I think as the rate of launches increases our rate of innovation will also increase and, as we do that we’ll be adding.

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Kelyn Brannon & Chris C. Kemp

: additional capacity to the rocket we’re going to be continuing to reduce the cost of manufacturing the rocket and.

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Kelyn Brannon & Chris C. Kemp

: Additional automation and our factory additional automation at the launch site will continue to reduce the cost and increase the capabilities.

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Kelyn Brannon & Chris C. Kemp

: That will provide to customers I I think at some point there’s an inflection point where, if we start to reach daily space delivery, which is our goal in 2025.

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Kelyn Brannon & Chris C. Kemp

: It changes the entire market because, instead of having to to book a year in advance.

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Kelyn Brannon & Chris C. Kemp

: You can think about getting to space, so much the same way you think about booking a commercial airline ticket and I think that that will create more investment and more more opportunity in the marketplace then then we’re even seeing today.

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Kelyn Brannon & Chris C. Kemp

: Now, one of the big differences between astra and our our competitors is since day one we’ve always believed in the idea of daily space delivery, we believed in this market and we’ve made the investments.

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Kelyn Brannon & Chris C. Kemp

: As a company leading up to this this moment where we’re we’re going public, we have a 20 acre campus we have a quarter of a million square foot facility that we built a third out and we’re building the rest of it out as we speak.

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Kelyn Brannon & Chris C. Kemp

: It would even be louder during this colleagues there’s construction happening at the at the office but we’re building out so that we can make a rocket a day at this facility and we’ve we brought together a lot of folks that have built the like the tesla factory.

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Kelyn Brannon & Chris C. Kemp

: And it’s a really unique facility it’s a former alameda naval air station where we have our own campus it’s about 15 minutes outside of San Francisco.

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Kelyn Brannon & Chris C. Kemp

: And we can bring together the talent from the bay area with this incredible canvas where we can build.

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Kelyn Brannon & Chris C. Kemp

: The robotic automation and the production line that can produce a rocket a day, and we can also do all of our testing here we test rocket engines every day.

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Kelyn Brannon & Chris C. Kemp

: And it’s a facility, where we can do all of this very efficiently in one place, whereas I think a lot of our competitors.

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Kelyn Brannon & Chris C. Kemp

: have to go out to Texas, or you know they have to divide their teams between remote test facilities manufacturing facilities and where they do their development, so the gas or is this is a very unique and.

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Kelyn Brannon & Chris C. Kemp

: Sustainable competitive advantage that we have to be able to have the entire campus just just here in the Bay area under one roof.

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Kelyn Brannon & Chris C. Kemp

: And i’d be remiss if I didn’t really talk about the core.

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Kelyn Brannon & Chris C. Kemp

: The core technology isn’t the rocket in you know, just like the core technology at Amazon isn’t the truck or the warehouse.

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Kelyn Brannon & Chris C. Kemp

: it’s an important element right but astra is really a technology company that is building software to manage how we manufacture the rockets how we launched the rockets.

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Kelyn Brannon & Chris C. Kemp

: How we deliver the space infrastructure and the and the constellation of satellites that we’re building and it’s all powered by software right, so we brought an incredible team together here.

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Kelyn Brannon & Chris C. Kemp

: that’s powering how we make decisions about you know, do we do we bring the cost of this down do we increase the performance of that all of the engineering that’s happening here is.

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Kelyn Brannon & Chris C. Kemp

: focused on one thing, which is how do we serve our customers, how do we increase our scale, how do we increase our profitability as a company that’s the core technology bastards the software that powers and the data allows us to make the decisions, every day in the business.

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Kelyn Brannon & Chris C. Kemp

: And I think without that that technology and that focus on scale we would never meet this market, I mean this this market is.

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Kelyn Brannon & Chris C. Kemp

: is growing exponentially over the next few years we’re seeing have 10s to hundreds to 10s of thousands of satellites being launched into low earth orbit.

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Kelyn Brannon & Chris C. Kemp

: And we really need to, we need to meet this challenge, and that means manufacturing more rockets that can launch from more places on earth going to more places in space.

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Kelyn Brannon & Chris C. Kemp

: Every one of our customers wants to be in a different orbit on a different schedule and space isn’t one destination, and I think it’s fantastic to see.

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Kelyn Brannon & Chris C. Kemp

: Companies build great big starships that it’ll it’ll bring you know tons of cargo to one place.

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Kelyn Brannon & Chris C. Kemp

: we’re here at the port of oakland where container ships pull up every day, but a container ship arriving at a port and fedex are very different things, and I think.

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Kelyn Brannon & Chris C. Kemp

: To meet the need of this new market, we have to focus on what customers what they need where they’re going and and and when they need to get there.

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Kelyn Brannon & Chris C. Kemp

: And the smaller rockets are the only way to do that and by scaling and offering more more access to space we’re going to we’re going to meet the needs of all these customers.

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Kelyn Brannon & Chris C. Kemp

: So our products are launched services which speak for themselves, you know it’s getting our customers, where they need to go in space.

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Next slide.

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Kelyn Brannon & Chris C. Kemp

: Space services, most of our customers don’t want to build spacecraft just like most tech companies don’t want to build data centers.

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Kelyn Brannon & Chris C. Kemp

: Building and operating custom spacecraft just so that you can deploy your application in space is an incredibly expensive endeavor and historically companies.

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Kelyn Brannon & Chris C. Kemp

: That have done this have spent a lot of money and a lot of time getting there you know we have customers that want to get from concept to constellation they want to get their infrastructure, they want to.

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Kelyn Brannon & Chris C. Kemp

: They want to get their application in space as quickly as possible, so let them focus on their unique software their unique sensor their radio package and get into space as quickly as possible, this is the core.

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Kelyn Brannon & Chris C. Kemp

: You know I think this is the big opportunity for astra once once we get space, access, what do you do with that access and.

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Kelyn Brannon & Chris C. Kemp

: You know I view astra you know, in much the same way, you know you have you Amazon as a trucking or warehousing company, you need that obviously to deliver for your customers, but the opportunity here is that customers ultimately want to be able to solve problems here on earth from space.

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Kelyn Brannon & Chris C. Kemp

: yeah once once you’ve built this infrastructure, there are about 80 space agencies across the world.

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Kelyn Brannon & Chris C. Kemp

: Less than 10 of them can get to space, and so I think once we built this this product it’s it’s really I think a huge opportunity for astra.

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Kelyn Brannon & Chris C. Kemp

: To provide Spaceport services, you know, like a white label turnkey space program and our entire launch system can be deployed.

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Kelyn Brannon & Chris C. Kemp

: anywhere in the world in a few days, and we can we can do an orbital launch and you know, we would be remiss to not take advantage of this opportunity.

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Kelyn Brannon & Chris C. Kemp

: For the company to provide this capability globally, it gives us more ports of call more opportunities to get to space from anywhere on earth more.

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Kelyn Brannon & Chris C. Kemp

: opportunities to partner with countries with companies across the world and Spaceport services is a really exciting new business opportunity for the for the company.

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Kelyn Brannon & Chris C. Kemp

: So thinking about building the services out and building the production out we’re focused on our first commercial launches this year scaling from monthly to weekly bi weekly and daily launch cadence.

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Kelyn Brannon & Chris C. Kemp

: will be layering on space services and Spaceport services next year and Kevin will speak to the details of how that begins to.

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Kelyn Brannon & Chris C. Kemp

: Be accretive to our revenue streams and and margins, but you know it’s it’s right now focus on getting the production of the rockets and getting getting the capability to make these other additional components that’s that’s what we’re focused on today.

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Kelyn Brannon & Chris C. Kemp

: brief comparison to some of the other companies out there astra has the world’s smallest launch vehicle.

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Kelyn Brannon & Chris C. Kemp

: And we’re also targeting a higher production rate, which means that the cost of goods for this vehicle will be.

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Kelyn Brannon & Chris C. Kemp

: much lower than our competitors it’s it’s not 3D printed it’s not made it of carbon fiber it’s not a Ferrari, you know it’s it’s it’s a Ford.

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Kelyn Brannon & Chris C. Kemp

: And we think about making it like you think about making a fork you know, and we also think about the iPhone a lot we’ve we’ve brought in a lot of the the talent that had a lot to do with that technology.

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Kelyn Brannon & Chris C. Kemp

: iphones are not designed to last for 10 years or 20 years they’re designed to last for about three years.

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Kelyn Brannon & Chris C. Kemp

: because all the technology and the iPhone is is designed to be refreshed, just like in cell phone towers when that technology evolves so these rockets are really designed for a very, very specific purpose and.

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Kelyn Brannon & Chris C. Kemp

: they’re designed to be extremely inexpensive So if you think about a rocket you know it doesn’t need to.

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Kelyn Brannon & Chris C. Kemp

: You know if you’re putting a person on it and it’s a giant machine you don’t want to throw it away, but if it’s a box like a package that you’re if it’s a wrapper for fuel.

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Kelyn Brannon & Chris C. Kemp

: And it doesn’t have any electronics in it, because that separates and become a spacecraft.

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Kelyn Brannon & Chris C. Kemp

: You can really think differently about you know let’s make it out of recycled materials let’s have it recycle itself on after it’s done with its purpose.

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Kelyn Brannon & Chris C. Kemp

: You know people think a lot about the rocket but think about the space platform and think about the rocket is just a vessel for fuel that.

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Kelyn Brannon & Chris C. Kemp

: You know, has a very specific purpose, I think that that separates us from all these other companies and we don’t need a 747 like virgin orbit you know we don’t.

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Kelyn Brannon & Chris C. Kemp

: we’re not about to go build a giant human capable system like rocket lab and we’re certainly not Boeing and Lockheed like UCLA.

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Kelyn Brannon & Chris C. Kemp

: And we’re not going to Mars like spacex we’re serving the market here on earth and what the market here on earth needs is more flights more access lower cost and that’s that’s the that’s the kind of way to think about astra.

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Kelyn Brannon & Chris C. Kemp

: So i’ll hand it over to Calvin.

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Kelyn Brannon & Chris C. Kemp

: So, as you can see from the screen and also, if you go to our website in the investor section you’ll kind of see our forecast for.

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Kelyn Brannon & Chris C. Kemp

: 21 through 2025 and you’ll see at the top of the revenue, the cadence of moving towards daily launches of 320 25 you know we are going to do three this year we’ll have 15.

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Kelyn Brannon & Chris C. Kemp

: Next year, what we are doing in the in the fourth quarter of 2021 we are actually starting to well, we are producing a rocket a month and that cadence will will increase in 2023 through 25.

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Kelyn Brannon & Chris C. Kemp

: you’ll also notice that our satellite or our space services start in the back end of 2022 and continue to grow, as well as our Spaceport.

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Kelyn Brannon & Chris C. Kemp

: surfaces, you know the if you do the math based on this slide you’ll see we average about 3.75 million per launch remember this is for the launch service I do want to emphasize that we don’t sell the rocket we sell the service.

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: And then, as you look at the cost of goods sold and getting down to our gross margin, or just the gross margin.

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: you’ll see that today our bomb is around I don’t know 1.2 1.3 million you add Labor On top of that, or you know around 1.8 million as we move through the year through.

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: Design innovations that will be happening on the rocket as well as volume purchasing as we begin to scale on our on our on our raw materials.

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: And then, additionally, the automation that will bring into the factory via through robots or or new ways of mass producing will get our costs down to about 500,000, and that includes both Labor and and the bomb and then you’ll see that we turn to profitability and.

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: And from there, we move on now, I will say that at the adjusted gross margin of 70%.

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: You know we will the the space services and the Spaceport services will actually be at a higher than that corporate average, but as that blends together we’re very comfortable with a 70% adjusted gross margin.

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: And as you’ll notice the kind of higher margin services in 2025 is only about 25% of the total revenue so it’s going to have a nice virtuous effect as we move as the attachment rates connect and we move past 2025 and into the next five years.

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: Well, thanks Kelly, a couple quick updates, since we announced the merger.

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: astra has won back to back contracts with NASA so we, we had the venture class launch services contract also their new tropics mission, which is an exciting mission to support.

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: The study of tropical storms will be doing three launches next summer and we also announced a large contract with planet will be doing a number of launches with them.

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: And they’re probably the pioneer in the small satellites base so to great new customer partnerships.

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and

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: Some great talent, this is, this is something we’ve been working really hard on here at astra over the past couple of months Carla szczepanik joined us she was an apple.

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: Just bring it together an incredible team she’s bringing learning and development, to make sure, as we bring new folks on the team.

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: they’re contributing their talents as quickly as possible to our culture Benjamin from apple after 22 years leading various core technologies in the iPhone watch the iPad their their robotics programs.

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: Leading engineering will drury you know, he was a tesla building supply chain will is incredible he’s the most talented people i’ve ever met.

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: You know, as we, as we pull these rockets together and we pull the factory together being able to buy things, especially now.

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: With the global logistics constrained will, as a magician and he’s able to get the parts, we need whether it’s silicon or raw materials into the factory.

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: Pablo helped design some of the giga factories both free month here in.

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: California and buffalo and then really excited about our newest higher status Davos, he led a lot of the machine learning efforts at apple and was at IBM Watson and the Ai efforts there he’s leading software, so that that that astro operating system, we talked about.

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: he’s he’s kind of bringing the team together to make that real and there are so many people that are that are so talented that are not on the slide it it, it pains me but.

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: You know, obviously kellen Collins build an incredible team on the finance side that’s not on here but.

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: yeah great team we’ve also announced that we were bringing some of the technologies together we’re bringing people together but we’re bringing technologies together that are key here.

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: Reid Hoffman put put it well you know scale is what makes innovation matter a great idea that doesn’t serve humanity is just a great idea.

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: But being able to make these things at scale and get them into the marketplace, is what matters Apollo Fusion is a is an incredible company that builds.

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: What I believe to be the world’s most efficient electric rocket technology electric engine technology is what keeps spacecraft in orbit and it’s what allows asteroid actually increase our.

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: Our market and our tam by taking our rocket system which can get to low earth orbit it can put it to GEO.

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: geosynchronous orbit so that we can go all the way to the moon, with this technology and while there might be a really small market.

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: Beyond earth it’s great to be able to get there and it’s great to be able to compete for some of these really exciting government missions.

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: Beyond the earth’s orbit so great team there and finally we’re we’re on track to get this this merger done.

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: June 30 is our shareholder votes if you’re a shareholder I strongly encourage you to vote, and you know, assuming everyone’s in favor of the merger, I will start trading on NASDAQ on July 1 and that’s that’s next week.

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John Jannarone - Editor-in-Chief, IPO Edge: Alright, great thanks so much for that both of you um Chris let’s talk to you for a little bit i’m gonna go back to kellen.

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John Jannarone - Editor-in-Chief, IPO Edge: Chris I think would be remiss not to talk about your background just a little bit so Chris was cto at NASA I don’t mean to make you blush Chris but tell me when you were there in your position.

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John Jannarone - Editor-in-Chief, IPO Edge: Where you already thinking several years ago, these launches are too infrequent this spacecraft or two large I mean did the idea come to you, while you were there that smaller is better.

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: Well, some of my my good friends there at NASA will Marshall Robbie Schindler really believe that if we could get more into space.

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: there’s so many opportunities and they thought hard about what what they would do they could get a small satellites into space.

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: And you know they they decided that the best thing that they could do is to help us better understand the earth.

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: And they founded planet and then I watched as as they built that first satellite technology, out of a smartphone.

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: And you know, I think that that’s that’s what’s inspired me when I was at NASA is watching them go and build.

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: New spacecraft and now there are hundreds of companies that have raised billions of dollars to solve all sorts of incredible problems here on earth from space.

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: They all struggle with one thing, though, getting to space and because they’re all trying to get two different orbits a different schedules.

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: And if they have to wait a year for a big rocket and be dropped off in the wrong place, you know that that really it doesn’t it doesn’t serve their needs and so.

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: As we focus on our customers, what we see is we see all these different innovative companies that are all trying to get.

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: Their particular application to particular place in space.

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: When they need it there and that’s really what’s driving our launch services business and the space services business because.

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: They don’t really need to be solving all the same problems, again and again again like space propulsion like there’s.

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: In bringing Apollo fusion into this with let’s bring all the core technologies together like Amazon built Amazon web services and it’s spawned a whole revolution of applications on the mobile and on the web platforms great.

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John Jannarone - Editor-in-Chief, IPO Edge: um let’s talk to Calvin for a minute so Chris.

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John Jannarone - Editor-in-Chief, IPO Edge: I want to give some credit to for impressive background so you’ve hired a CEO.

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John Jannarone - Editor-in-Chief, IPO Edge: There at the company who’s done this multiple times before kellan can we talk about.

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John Jannarone - Editor-in-Chief, IPO Edge: The projections, you know we’ve seen a lot of setbacks in the last year, and there are some of them out there that had big dreams, but you know.

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John Jannarone - Editor-in-Chief, IPO Edge: That actually happening is several years out and you’re asking for investors, make a huge leap of faith can you talk to us a little bit about what goes into that 2024 profitability forecasts.

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John Jannarone - Editor-in-Chief, IPO Edge: Are their contracts behind it, I think the answer is yes, we touched on that and what about cost, how can, how can investors get comfortable with that.

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: So when I joined back in December, one of the things when I was doing my due diligence is to really dig into the model that that they had built and that we.

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: That we would be presenting to not only publicity, but to you know our our potential pipe investors.

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: So in the cost section, it is i’ve always said hope is not a strategy.

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: there’s actually a detailed plan some 41 pages in detail exactly how we’re going to get from our current costs today and what it’s going to be in 2025 at that 500,000 and again it’s looking at the automation.

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: You know if I think about mission control today and the number of people that’s in there.

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: Over this five year period that will reduce i’d like to see where the software gets it to where it’s on a joystick and I not a joke in there, and so we do have detailed plans, how to get there and i’m very comfortable, that is a conservative it’s a conservative forecast.

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John Jannarone - Editor-in-Chief, IPO Edge: Great and let’s talk about costs for a minute, I mean the exciting part is the revenue side but costs are obviously equally important.

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John Jannarone - Editor-in-Chief, IPO Edge: Our costs expected to go down over time and are you using technology software Ai to define ways to make you know each iteration more more efficiently produced.

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: So i’d like to hand that over to Chris and talk.

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John Jannarone - Editor-in-Chief, IPO Edge: About.

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: His nose Cone on his first.

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: And then, what that nose Cone now looks like in class today as I mean if you look actually the photographs or videos on the Internet of our first launch.

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: there’s this beautiful sleek nose come, and it was made it a carbon fiber it was using the same technology that say you know some of our competitors have used.

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: That thing was so expensive it costs a quarter of a million dollars and you might also see references to how those those those concepts bearings cost millions of dollars on a larger vehicle like like one of the spacex rockets.

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: We looked at that and said, well, we want the entire rocket to cost on the order of a few hundred thousand dollars there’s no way we can use this technology.

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: To make this, and so we started studying other approaches.

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: And you know, frankly, as we get to scale it looks much more like the hood of your car and if you open the hood of your car it’s sleek on the outside.

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: But it has another piece of metal on the inside, and they stamp those things out defenders of your cars wizard if you start to think about how you make.

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: Something inexpensive at scale you don’t 3D printed you don’t make another carbon fiber.

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: You design it to be produced out of inexpensive materials and aluminum is an incredible material can be thin it can be strong.

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: And we’re taking a lot of the innovation out of the automotive industry where they went from steel bodied and rigid frames to to kind of space bream highly efficient aerodynamic.

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: If you look at you look at the the best cars now are made out of really inexpensive really thin aluminum and we’re just applying that same technology to rockets.

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John Jannarone - Editor-in-Chief, IPO Edge: Great um let’s talk about competition out there and then supply demand balance so Chris.

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John Jannarone - Editor-in-Chief, IPO Edge: Will you know you talked about some of the others out there who are you know developing very impressive technologies but.

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John Jannarone - Editor-in-Chief, IPO Edge: You know who is really competing with you, and even if they are what is a demand look like in the next couple years it looks like show is a lot of pent up because it’s becoming affordable to get satellites up at these prices right.

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: yeah I think you know as Kevin said, our target and 25 is $500,000 cost right which, which means that, with an Asp of about three and half million.

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: You can see us having the pricing flexibility to go to the mega constellations like a Piper and give them the competitive pricing, I mean it 500 kilograms to low earth orbit at $500,000 of cost that’s $1,000 a kilogram.

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: Right now that’s that’s about three times less expensive than a spacex launch that gives us a lot of pricing flexibility, so we could have next day space services that like fedex or a premium, and then we could have.

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: been a premium, the bulk purchase of big mega constellations deployments be discounted and the blended Asp of that at around three and a half million is is $3,000 a kilogram which is.

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: You know about 10 times cheaper than you know the the kind of current rocket lab and the current pricing today, so I think it puts us in a really unique position to have a great amount of pricing flexibility.

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: In the future.

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John Jannarone - Editor-in-Chief, IPO Edge: Great um something that struck me when I was learning about your business is this expected frequency of launch I mean.

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John Jannarone - Editor-in-Chief, IPO Edge: Someone who grew up in Florida, you know when when there was a launch of Cape canaveral it happened very, very you know was once in a blue moon, and it was a huge event.

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John Jannarone - Editor-in-Chief, IPO Edge: So you’re talking about daily launches and even maybe more than one of the day, so what’s what’s the thing behind that it seems so frequent in our is it is, it is it customer driven are they asking you, we want, we want the ability to go that often.

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: Hundreds of companies all want to go on different schedules to different places and space space isn’t one destination.

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: And I think that’s a big part of it, also the mega constellations they’re, not just in one place.

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: There in a lot of different orbital planes they’re built out over time they’re different altitudes each of those is another launch opportunity.

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: And so, as this market grows, you know, for every Airbus 3D that takes off or triple seven that takes off at at at the airport, how many small aircraft take off.

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: For every container ship that pulls up at the port, how many trucks pickup those containers and deliver them.

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: we’re building the truck you know we’re building the commuter jet I think if you believe in space you’ve got to believe that that that same the same dynamics that you see here in logistics on the ground apply.

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John Jannarone - Editor-in-Chief, IPO Edge: Great we’ve got lots of questions coming in, but there are a few more things I want to touch on, I want to get to Apollo in a second.

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John Jannarone - Editor-in-Chief, IPO Edge: But before we do, can we talk about your customer mix a little bit Chris so what’s the blend like now, I think you touched on in the presentation, but will that change over time what, what do you what are you expecting there.

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: I think Helen do you want to tell them oh absolutely so today if we were to look at our backlog and.

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: It would probably be about a 5050 mix between governmental and commercial as we think about our pipeline and the pipeline is growing I would imagine that, as we move through 2024 and 2025 about two thirds of the launch services would be for commercial and about a third for government.

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John Jannarone - Editor-in-Chief, IPO Edge: Great and I think a good segue into Apollo might be to be talking about things beyond watch so right now, you know we’re talking a lot about launch but what’s next and how many years out are we looking we’re talking about.

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John Jannarone - Editor-in-Chief, IPO Edge: You know, doing doing a move move moving moving objects satellites around once you’re out of space.

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: we’ve been really conservative with those words.

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: Maybe we’ll like kellen speak to that yeah sure the numbers and i’ll speak to how we’re thinking about the technology so as we know, in 2022 we’re going to start with our space services.

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: And, as Chris mentioned earlier, our customers really just want to get their tech up into space.

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: So what we’re going to do, which is you know similar to spacex we’re going to design the satellite.

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: and make sure that it’s vertically integrated with our with our rocket What that means is that it’s perfectly aligned within the rocket.

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: It reduces bass, which will increase payload and then our customers can come and just plug and play.

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: Additionally, now, you know if you launch a satellite satellite is going to just get in its orbit and it’s going to circle, the earth.

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: What Apollo fusion allows us to do is to put that electric engine which is fueled by sword right, and then it can take that.

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: That satellite, which is now a spacecraft because it’s moving through orbit and you can move it around to different locations different installations and so that starts in the latter part of 2022.

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: and will continue to grow and, if you think about you know our customers that we have today.

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: One of the metrics that I would keep an eye on is look at our attachment right right so someone buys a launch service are they going to buy an attached to our satellite because it would be a more effective and efficient way to get their tech into space.

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John Jannarone - Editor-in-Chief, IPO Edge: Great um let’s talk about the low earth orbit satellites themselves for a minute can these actually be.

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John Jannarone - Editor-in-Chief, IPO Edge: You know, economically feasible to put up there they’re not going to last that long and how long do they last we’re talking about these you know what you will you’re developing being you know, having you met you compared to an iPhone right Chris What about the satellites themselves.

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: yep recurring revenue streams right, I mean if you look at the technology it’s the chipsets it’s it’s the radios it’s the sensors and, just like the cameras get better on your iPhone and the and the.

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: cpu gets better and you have more more storage well the satellite to the same thing they’re benefiting from the same economies of scale.

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: they’ve only been the same thing recently and that’s why it’s why we have such great technology in low earth orbit and so, if you think about the opportunity it’s about designing.

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: The spacecraft to take advantage of the earth’s garbage collector you know we’re if you make them out of recycled materials like aluminum.

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: And then you allow the earth to recycle them by placing them in a very low orbit you really created a very harmonious relationship with the technology.

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: When you put a technology in space 10s of thousands of miles away from Earth.

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: there’s no army there you’re injecting into radiation which means you have to dissolve develop custom technology, you have to put shielding up there and.

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: If the thing breaks apart it’s it’s there forever you you’ve you’ve almost forever polluted in orbit and so, by placing things in low earth orbit.

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: Where the earth can just you know, bring it right back down and recycle it back into the earth’s environment we’ve actually created technology in harmony with our planet.

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: And when you’re lower, you can have a smaller lens you can have less power, you can connect things more easily there’s lower latency for for satellite communications links.

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: it’s all about impedance matching the technology with the planet and creating a more harmonious relationship and that’s how we think about it yesterday, and you know just to give a little math there if you think about.

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: A hypothetical constellation of 3200 satellites.

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: You know, an average they’re going to be there for three to five years so let’s call it for years you’re going to be on an annual basis, replacing about 800 satellites and if you get a couple of satellites on.

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: On each rocket you’re going to have 400 launches right there and our business plan, if you look at 2025 were between five and 6% of the total tam so very conservative.

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: And we don’t need all of them mega constellations We just need a you know, we believe that will have a piece of it and we you know different than spacex we can go and replace those satellites exactly where they need to be when they are when they fail, need to be replaced.

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John Jannarone - Editor-in-Chief, IPO Edge: All right, great um we’ve got lots and lots of questions coming in, please.

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John Jannarone - Editor-in-Chief, IPO Edge: Keep submitting those if we can’t get to all the most certainly share them with the company, I also see a lot more people joined if you’re late, you can watch a replay later on.

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John Jannarone - Editor-in-Chief, IPO Edge: just go to our website let’s tackle a couple of these questions here someone’s asking is there a need for the heavy launch market to mature first before these smaller.

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John Jannarone - Editor-in-Chief, IPO Edge: spacecraft makes sense and it looks like based on your projections there’s plenty of demand already with that that ramp up and launch projections.

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: I think it’s just the opposite, I think there are hundreds of innovative companies that are trying to get started, develop technology.

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: And then, when they’re successful bill need the heavy launch right, you know you need the agility first.

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: Because, as a small company you can’t afford it big launch or.

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: You know you want the capability to be matched to the market and that’s what we see right now we see all this innovation, all these companies, all these countries all these government programs they’re all trying to figure out.

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: You know what’s the killer APP for whether it’s for communications for iot for global broadband and this competition needs a more agile company.

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John Jannarone - Editor-in-Chief, IPO Edge: Great someone’s asking if there’s a way to check out some of the launches that you’ve done testing and so on, I assume, there is, if you go to the website, can you see Can you see some of that.

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: yeah we posted a lot of videos and if you go to ask you about COM there’s some great content out there, great photos okay.

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John Jannarone - Editor-in-Chief, IPO Edge: Great all right, this is, this is an interesting question um do you have you thought about ESP issues you know the area and the the impact you’re making you know the environment here on the earth and then up in outer space.

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: We think a lot about it, I think that one of the things that we don’t want to do is is make a bunch of claims here that.

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: You know, are not well thought out and I think at a high level our purpose is to improve life on earth from space, you know our vision as a company is a healthier and more connected planet.

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: We have some specific goals that we’re working on internally around our own carbon footprint and our our impact that we want to have we’re working on a lot of initiatives, and I think.

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: Let us roll these things out once they’re really well well formed and and we want to be very proud of what we put out there in this area, all I can say right now is.

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: we’re Space Company, that is, that is absolutely committed to healthier more connected planet.

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John Jannarone - Editor-in-Chief, IPO Edge: All right, great um let’s talk about competition, one more time so on that chart that you showed in the presentation there much larger.

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John Jannarone - Editor-in-Chief, IPO Edge: spacecraft, are there any others out there they’re doing something similar to you, and do you have a head start over them you you obviously and I touched on this earlier got up in space and impressively quickly.

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John Jannarone - Editor-in-Chief, IPO Edge: You know virgin galactic took you know, three or four times as long So what does that look.

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John Jannarone - Editor-in-Chief, IPO Edge: well.

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: it’s our it’s our culture right, I mean we’re we’re really trying to go as fast as we can, by learning as fast as we can and we believe that you learn more when you test.

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: And this is all in harmony with a smaller rocket right if the rocket is bigger it costs more the the impact of failure is greater, and so I think by by staying focused.

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: And by staying small and agile we’re company that will continue to drive efficiencies drive scale drive optimization.

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: And, and I think that that’s that’s how we stand, apart from a lot of other great companies out there, we think it’s credibly inspirational to go to Mars, and to build a giant rockets.

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: We are so inspired by by that work that’s happening, but you know we’re also as a company focused on our customers and our customers.

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: Are on Mars, you know they’re here on earth and they’re building platforms and low earth orbit.

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: And all of our focus and all of our engineering and all of our all of our investment is in how do we serve our customers here on earth in earth orbits and that’s that’s what we’re focused on.

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John Jannarone - Editor-in-Chief, IPO Edge: terrific on someone’s asking about last mile delivery in space last mile delivery is actually a hot thing right now with with delivery.

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John Jannarone - Editor-in-Chief, IPO Edge: You know, on whatever vehicle vehicle it is here on earth, but.

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John Jannarone - Editor-in-Chief, IPO Edge: i’m imagining that involves apollo’s that’s once you’re already up there and you’re going that last short distance, I think you said that’s not you know that’s that’s a couple years out but can you just dig into it a little bit more and explain why it’s so important.

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: it’s here now, and that that that technology is already on orbit and so, so I think what we’ve got now is we’ve got a new component that allows us to to immediately begin competing for and.

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: Providing delivery beyond low earth orbit.

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: Okay they’re going they’re joining our family next one.

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So.

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: Effectively brings that that same capability in the astra that that was it was a discreet and separate thing.

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John Jannarone - Editor-in-Chief, IPO Edge: Somewhere someone’s asking this is about where you’re actually going to produce the spacecraft so with the design of rocket 3.2 and you’re ramping up are you going to stay there in alameda or you’re going to need to expand elsewhere.

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: To get to daily space delivery alameda is our home beyond that I think we’re we’re looking at every office.

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: For the short time we’re going to stay, you know today our facility when scaled out will produce 300 rockets.

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: A year as we think about the demand and as it’s growing could there be would we put another giga factory in you know call it Texas or Nevada or some or even internationally, the answer is yes, we would.

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: will follow it will follow the demand yeah there’s there’s some great there’s some great reasons for us to potentially put a rocket factory.

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: You know, for example in Florida, where we could put it next to a launch site, you know in Texas, where we put an extra large site, I think there are some great opportunities beyond this daily space delivery.

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: goal to kind of further expand the company’s presence we view the factory itself is one of our products and so creating an instance of that factory somewhere else is certainly something that we’re prepared to do, but it isn’t in our current forecasts.

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: And not required.

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John Jannarone - Editor-in-Chief, IPO Edge: Great we’ve got someone here is asking about momentous, of course, another company going public through his back and how their propulsion technology compares to.

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John Jannarone - Editor-in-Chief, IPO Edge: What Apollo is doing, we talked about that a little bit, we can focus more on Apollo but just to help people understand the distinctions.

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: there’s no just I mean it is a hall effect electric rocket engine technology, and I think we have that technology now.

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John Jannarone - Editor-in-Chief, IPO Edge: Okay, great gotcha and, by the way, that that that position is not is not part of the projected numbers correct, is it rather right kellen.

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: That sorry the train just.

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John Jannarone - Editor-in-Chief, IPO Edge: Just, just to clarify the Apollo acquisition will close until a little bit later so that’s not in the in the projected numbers point is that.

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: Right, no, it is not in the projected numbers and I have said that as we start trading and we get closer to.

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: You know our q2 earnings Paul in sometime in August, you know will be really looking at the model but do realize that Apollo is a young company was founded in 2016.

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: it’s technology is up in orbit but revenue streams there are relatively nascent and so, but we will be folding them in and as we looked at this transaction, you know it’s breakeven are slightly a credo in a year’s time.

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John Jannarone - Editor-in-Chief, IPO Edge: Okay, great um so I was just asking about broadly what are, what are the regulatory constraints, is there is there is there an international governing body that helps you coordinate you know when you’re putting all these satellites up into space How does that work.

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: We work with the FAA obviously we’re flying through space to get to space, and then we work, the FCC to licensed spectrum and the icu.

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: To with global spectrum allocation, so there are well established institutions and governance on all of these different regular and we have great relationships with with all of these regulators.

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: And they’ve been incredibly supportive and when you think about the number of airplanes to take off every day hundred thousand in the United States alone one rocket launch.

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: per day isn’t a big deal when 100,000 airplanes take off, every day we just have to figure out how to again achieve harmony, how do we allow the rocket to.

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: to conduct a launch in that airspace with minimal impact and that’s why we love kodiak it’s because we’re we’re outside of the kind of core airspace corridors United States.

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: You know it’s it will be a lot harder for us to achieve this daily space cadence if we only had one Spaceport and it was in.

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: You know, next to next to Miami or next to Los Angeles, for example, and I think, while these might be great partners and replaces the launch from you could never achieve daily or or or many launches a day from any one Spaceport and certainly no Spaceport in really crowded airspace.

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John Jannarone - Editor-in-Chief, IPO Edge: Great um we’ve got a question here, this might be somebody looking for a job with you, what is your head count right now is expected, is it expected to grow further in the coming years.

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Kelyn Brannon & Chris C. Kemp

: Absolutely so as we ended last year we had 9999 employees and today we we have doubled that.

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: And as we look over the next two or three years, you know we will continue to increase our headcount having said all of that, as our automation catches up with us as our.

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: Software designs drive more simpler ways we will you know headcount will start to flat now, but will tell you that one of the metrics that we look at is what is Eva da per employee.

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: And we’re going to keep you know, like a laser focus on that and and we’re going to drive to that so not only revenue per employee but but.

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: I just want to highlight that, I mean this is such an incredible team of people like less than 100 people work for this company when we put something in space.

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: every single one of those people is brilliant and and precious and just that the teams that they built that.

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: That accomplish that we want the smallest possible team always and so we’re focused on bringing in the highest caliber of people together the most diverse the most.

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: The most incredible people organized most efficiently, is the only way we’re going to build a company that can achieve what we’re trying to it and it’s, it is astonishing to me what what the team has accomplished, thus far.

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John Jannarone - Editor-in-Chief, IPO Edge: Thanks that’s that’s really helpful Chris let’s go back to callin for a second we’ve got a quick question here just about the share account.

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John Jannarone - Editor-in-Chief, IPO Edge: I think that this stuff is laid out pretty well in the presentation deck with kellen just help help them someone’s asking wants to understand.

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John Jannarone - Editor-in-Chief, IPO Edge: You know I i’ve seen this happen before people are concerned there’s a merger does just as new share issuance implied the dilution, I mean, I think that what you see there in the pro forma numbers kind of is what it is, but can can you just help shed some light on that.

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: yeah so you know you’re exactly right it john it is what it is, and you know we’ve held our CAP table relatively you know stable since December 31 so that’s that’s that’s what the numbers on okay.

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John Jannarone - Editor-in-Chief, IPO Edge: Great i’m a big picture question here i’m going again getting back to the other players out there can can a rocket lab in a spacex can they all thrive.

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John Jannarone - Editor-in-Chief, IPO Edge: Along with astra I mean is there just how big is the market my sense is that we’re at such an early stage there probably is plenty of room for for everyone.

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: Absolutely yeah I mean, these are great companies with great with great product, and I think I i’m really starting to see.

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: The focus and the differentiation and you know we’re astros headed is, we want to have.

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: ubiquitous access to space from anywhere on earth anywhere in space we’re focused on scale we’re focused on on that that part of the market.

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: I think there’s some other great companies that are building larger rockets putting people on their rockets focused on that.

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: we’re not we’re not going to put people on our rockets and we’re not going to build big rockets launched in in a small number of places in small quantities we’re focused squarely on the other end of the spectrum.

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John Jannarone - Editor-in-Chief, IPO Edge: there’s a good question here about.

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John Jannarone - Editor-in-Chief, IPO Edge: next generations of each rocket do you talk to customers in advance, you know when you’re still in a testing stage and say.

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John Jannarone - Editor-in-Chief, IPO Edge: This is going to be here saying two years and would you like to plan to use this one, or do you focus more on the ones that you’ve already got an operation, so I guess someone’s asking you know 3.3 and so on.

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: yeah absolutely yeah it’s one of the most challenging aspects of this industry because historically these these satellites and.

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: The demand side of his business has forecasted so far into the future, and when you have a capability that’s evolving as rapidly as ours.

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: You know we’re every generation of the rocket gets better and better and better better.

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: For customers, we have to be very transparent with them about what we’re building and when we’re building it because they need to intersect that roadmap.

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: And to some degree it’s it’s very exciting to see companies like Amazon jump in to have the same culture of innovation, where where they’re going to be evolving and innovating their spacecraft and I think that.

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: that’s why this market is so unique because you have technology companies jumping in now.

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: partnering with technology companies, this is less about aerospace companies operating on 10 or 15 or 20 year life cycles.

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: very small numbers of a very you know choppy chunky you know we’re at a services based you know lots of recurring revenue it’s it’s it’s much more like aws and much less like you know traditional aerospace.

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John Jannarone - Editor-in-Chief, IPO Edge: Right gotcha and then that makes sense, you know you talked about this a little bit before but someone’s asking again, can we talk about readability are there other spacecraft where that makes more sense and could it ever for you or not.

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: yeah Dr Adam London my co founder of you’re on the line is you know it is really about what serves customers and.

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: If you have a reusable vehicle it’s perfect for a human capability because you’re.

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: you’re trying to design that reliability and you have a much more expensive machine if you put a person on it, because you, you have to design for very high reliability, when you put a personal.

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: At it’s typically a much larger rocket when you’re building something that is fundamentally.

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: high volume mass produced are building a large mega constellation the number of small satellites as as a percentage of a constellation if you look at starling to be looking at the planet satellites they’re constantly.

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: they’re focused on the overall constellation they’re not focused on the individual satellite.

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: Right, so, if you look at the the Google or the azure or the or the Amazon web services cloud you don’t care about the server.

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: You care about the service right, and so I think that’s that’s where we’re headed in space it’s not about a single GPS satellite it’s about the service of location.

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: And the services will be increasingly provided by thousands of small satellites, not one or $2 billion assets.

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: And so, this is the mainframe era of space taking a giant leap forward to the cloud or of space and I think you’re you’re going to have.

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: Those two polar things coexisting here for a little bit and then this transition will occur and you’re gonna have pure technology very fast cycles of innovation and it’s gonna be it’s gonna be a whole new whole new world.

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John Jannarone - Editor-in-Chief, IPO Edge: Great great we’ve only got a few minutes but i’m someone’s asking for you to drill down a little more in this 3D 3D printing topic which you discuss before, so it can be part of the process, but can you explain the limitations of it again.

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: it’s very expensive like it, you know we don’t have tesla doesn’t three different cars apple doesn’t recruit iphones I, I think that when there is a part where it makes sense to 3D printed well 3D printing.

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: Is a data driven decision does it serve our customers, there are dozens of ways to manufacture anything in 3D printing is just one option that you have.

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: And we have 3D printers with three different things on the rocket but it isn’t something that we’re we’re not focused on technology it astra we’re focused on serving customers and focused on you know cash flow and profitability as a business.

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John Jannarone - Editor-in-Chief, IPO Edge: Great now, I think that we know which part of space.

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John Jannarone - Editor-in-Chief, IPO Edge: You know you’re targeting at the moment but someone’s asking is there a possibility of thinking back going further and further out like some of these other guys, are you know, obviously humans, you know dreams of going to Mars, and so on, so where I mean.

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John Jannarone - Editor-in-Chief, IPO Edge: Could we go lunar How far are we talking here, Chris.

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Kelyn Brannon & Chris C. Kemp

: I dream of the earth, you know I think you know it there’s so many people that are that are doing exciting visionary things.

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Kelyn Brannon & Chris C. Kemp

: outside of earth think of asteroids as as as the earth Space Company, you know we’re we’re focused on creating healthier more connected planet we’re focused on improving life on earth.

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Kelyn Brannon & Chris C. Kemp

: from space and and that’s what most of our customers are focused on, and you know I think that’s that’s what focuses our engineers it’s with focuses our our business is how do we improve life on earth from space.

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John Jannarone - Editor-in-Chief, IPO Edge: terrific a couple of.

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John Jannarone - Editor-in-Chief, IPO Edge: Quick ones here someone’s asking what happens to your position position in HR well, I think I can feel this, but just tell me out if i’m not getting this right guys so basically you don’t need to think about an ipo this back.

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John Jannarone - Editor-in-Chief, IPO Edge: will automatically convert in your brokerage account to a new ticker on the first of July.

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John Jannarone - Editor-in-Chief, IPO Edge: If everything goes expected and so there’s not really anything else you need to do you shouldn’t really be thinking about another ticker just if you’re interested, you should look at AOL is that is that fair.

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Kelyn Brannon & Chris C. Kemp

: that’s correct absolutely okay.

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John Jannarone - Editor-in-Chief, IPO Edge: Great i’m just a quick one here, you know people like to ask about the space waste thing what’s your what’s your what’s your take on that, I mean you know we talked about your.

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John Jannarone - Editor-in-Chief, IPO Edge: You know sense of responsibility for both the earth and space, but what what, what do you think about what can be done there.

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John Jannarone - Editor-in-Chief, IPO Edge: Keep.

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Kelyn Brannon & Chris C. Kemp

: keep everything low orbits the earth has a garbage collector it’s called gravity, you know.

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Kelyn Brannon & Chris C. Kemp

: If you’re if you’re in a very low orbit you’re not going to hit anything other than yourself, and I think that’s how we view this it’s put the technology.

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Kelyn Brannon & Chris C. Kemp

: In harmony with the planet let’s use materials like aluminum it’s one of the most common materials on earth and let’s let’s build everything out of aluminum sort of the limiting can get recycled back into the planet when it’s done.

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Kelyn Brannon & Chris C. Kemp

: aluminum and silicon you know it’s it’s it’s it’ll be our satellites will wash up on the beach and you’ll called sand.

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John Jannarone - Editor-in-Chief, IPO Edge: Great i’m just one quick one and then, when I get back to the to the voting issue, are there any things that we can talk about that are beyond your projections big dreams, I mean you don’t want to give away any secrets here but.

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John Jannarone - Editor-in-Chief, IPO Edge: You know services that are beyond the things we discussed today, people are just asking you know well, I think that people are very excited about this business and things that.

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John Jannarone - Editor-in-Chief, IPO Edge: You might have in the back of your mind that you haven’t you haven’t gotten into detail, yet Chris can you can you give us any hints.

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Kelyn Brannon & Chris C. Kemp

: we’re so focused right now on the launch service and then obviously we we put this beachhead of space services and satellite services in in the forward looking statements, but I think at this point.

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Kelyn Brannon & Chris C. Kemp

: This point focus is is the name of the game for asteroids it’s let’s let’s get this launch off the summer let’s start getting monthly weekly.

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Kelyn Brannon & Chris C. Kemp

: Bi weekly what let’s let’s push that part of the business and then let’s let’s acknowledge that we’re not just getting to space to get to space we’re getting to space to serve the planet and how do we do that.

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Kelyn Brannon & Chris C. Kemp

: we’ll we’ll start to unveil new services beyond just the launch service and they’ll be space services that help our customers operate in space it’s it’ll be solving the biggest problems our customers have beyond lunch so that’s all safe right now.

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John Jannarone - Editor-in-Chief, IPO Edge: All right, that’s that works Jerry let’s show that slide one more time just remind everyone if there’s any question about how to vote your shares, because you should no matter how many you have just go to your brokers website call your broker go to holistic.

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John Jannarone - Editor-in-Chief, IPO Edge: holistic his own site here felicity Inc and you can get more information on it there.

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John Jannarone - Editor-in-Chief, IPO Edge: Anyone who asked a question wasn’t answered i’m sorry about that there were a lot, and we had a very dense schedule those questions will all go over to the astro folks.

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John Jannarone - Editor-in-Chief, IPO Edge: So they’ll see them and, lastly, if you want to watch a replay because I noticed the audience grew throughout go to ipo hyphen edge calm or look up stock ticker on.

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John Jannarone - Editor-in-Chief, IPO Edge: Sorry, that is, the holistic stock ticker on Yahoo finance or and your Bloomberg terminal.

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John Jannarone - Editor-in-Chief, IPO Edge: The replay will show up there in a couple of hours with that carolyn Chris Thank you so much, this was a really terrific event we appreciate your time today and for everyone who tuned in so thanks a lot.

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Kelyn Brannon & Chris C. Kemp

: Thanks so much thank you.

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